                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                           ________________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          __________________________



Date of Report (Date of
earliest event reported): February 24, 1997
                          -----------------



                        INTERMEDIA COMMUNICATIONS INC.
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)



              Delaware                                   59-2913586
       --------------------------                    -------------------
       (State or other jurisdic-                     (I.R.S. Employer
        tion of incorporation or                     Identification No.)
        organization)



                                    0-20135
                           ------------------------
                           (Commission File Number)


3625 Queen Palm Drive, Tampa, Florida                              33619-1309
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code (813) 829-0011
                                                          --------------
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Item 5.  Other Events
---------------------

     On February 24, 1997, Intermedia Communications Inc. (the "Company") announced that it intends to raise approximately $150 million (subsequently increased to $200 million) through the private placement of Redeemable Exchangeable PIK Preferred Stock to support the Company's expanded and accelerated capital deployment plan. The Company plans to deploy a total of 35 local/long distance voice switches in markets throughout the eastern United States by the end of 1999 with a total of 15 local/long distance voice switches being deployed by the end of 1997. The Company had previously announced plans to deploy 22 such switches by the year 2000. A concurrent expansion and acceleration in the deployment of enhanced data switches is planned. Further, the Company plans to open sales offices in six additional cities by the end of 1997, for a total of 29 sales offices.

Item 7.  Financial Statements and Exhibits
------------------------------------------

     Exhibit 20   Press Release, dated February 24, 1997.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: February 27, 1997

                           INTERMEDIA COMMUNICATIONS INC.
                           ------------------------------
                                   (Registrant)



                           By: /s/ Robert M. Manning
                             -----------------------------------------
                             Name:  Robert M. Manning
                             Title: Senior Vice President and Chief
                                  Financial Officer
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                                 EXHIBIT INDEX
                                 -------------


  Exhibit                                                 Page
    No.        Description                                 No.
  -------      -----------                                -----

  20           Press Release, dated February 24, 1997.      5